EXHIBIT 23.1

INDEPENDENT AUDITORS CONSENT

     We consent to the incorporation by reference in this registration statement of ACTV, Inc. on Form S-8 of our report dated March 2, 2001, appearing in the Annual Report on Form 10-K of ACTV, Inc. for the year ended December 31, 2000.

Very truly yours, /s/ DELOITTE & TOUCHE, LLP Deloitte & Touche, LLP

New York, New York
April 6, 2001